Exhibit 4.35.8

Additional Agreement No. 8

To the Contract on Network Connection

No. CF-00-00-1100 (6480/05-DO) dated August 01, 2003

between OAO Rostelecom and OJSC CenterTelecom

 as amended by the Agreement dated January 01, 2006

Moscow Dated:	«25» August, 2006

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecssom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by the Charter, on the one part, and CenterTelecom, Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by OJSC CenterTelecom General Director S.V. Pridantsev, authorized to act by the Charter, on the other part hereinafter collectively referred to as the “Parties”, and severally, as “Party”, have entered into this Additional Agreement (hereinafter, “the Agreement”) on the incorporation of the below-listed amendments to the Contract on Network Connection No. CF-00-00-1100 (6480/05-DO) dated August 01, 2003 as amended by he Agreement dated January 01, 2006 (hereinafter, “the Contract”), as follows:

1.                    Clause 6.1.2 of the Contract shall be amended as follows:

“6.1.2.               In the course of rendering Traffic Admission Services including connections through codes 80X, tariffing is performed per second from the 1st second of connection. The total volume for each service during the Reporting Period is approximated to full minutes in the direction of the bigger figure”.

2.                    Clause 6.1.3 of the Contract to be deleted.

3.                    Clause 6.6.2 of the Contract shall be amended as follows:

No later than the 6th day of the Billing Period Rostelecom submits the Operator a Report on volumes of the Services rendered for the Traffic Admission Services with the following data:

a) on the volume of the Services rendered for call initiation  from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volumes of the Services rendered for termination of call to the Operator’s network within the territory of a single settlement;

d) on the volumes of the Services rendered for termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the volume of the Services rendered for call initiation  from the Operator’s network beyond he territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the volumes of the Services rendered for termination of call to the Operator’s network outside the territory of a single settlement;

h) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks outside the territory of a single settlement.

Copies of the Rostelecom Report shall be submitted to the Operator in the electronic form”.

4.                    Clause 6.7.1 of the Contract shall be amended as follows:

“6.7.1. Operator:

a) on the Services rendered for call initiation  from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the Services rendered for termination of call to the Operator’s network within the territory of a single settlement;

d) on the Services rendered for termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the Services rendered for call initiation  from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f) on the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the Services rendered for termination of call to the Operator’s network beyond the territory of a single settlement;

h) on the Services rendered for termination of call to the Associated Operators’ networks beyond the territory of a single settlement”

5.                    Clause 1.1 of Appendix No. 1 of the Contract shall be amended as follows:

“1.1. Traffic admission Services rendered by the  Operator:

No			Description of the service	Billing rate, rouble/min
				471	471: 2	472	472: 2	473	473: 2	474	474: 2	475	475: 2	481	481: 2	482	482: 2	483	483: 2	484	484: 2
1	Within the territory of a single settlement	1.1	Zone initiation of call from the Operator’s network	0.64		0.64		0.64		0.64		0.64		0.64		0.64		0.64		0.64
		1.2.	Zone initiation of call from the network of the Associated Operators	0.64		0.64		0.64		0.64		0.64		0.64		0.64		0.64		0.64
		1.3.	Zone termination of call to the Operator’s network	0.64		0.64		0.64		0.64		0.64		0.64		0.64		0.64		0.64
		1.4	Zone termination of call to the network of the Associated Operators	0.64		0.64		0.64		0.64		0.64		0.64		0.64		0.64		0.64
2	Beyond the territory of single settlement	2.1	Zone initiation of call from the Operator’s network		0.80		0.80		0.80		0.80		0.80		0.80		0.80		0.80		0.80
		2.2	Zone initiation of call from the network of the Associated Operators		0.80		0.80		0.80		0.80		0.80		0.80		0.80		0.80		0.80
		2.3	Zone termination of call to the Operator’s network		0.80		0.80		0.80		0.80		0.80		0.80		0.80		0.80		0.80
		2.4	Zone termination of call to the network of the Associated Operators		0.80		0.80		0.80		0.80		0.80		0.80		0.80		0.80		0.80

No.			Description of the service	Billing rate, rouble/min
				485	485:2	486	486:2	487	487:2	491	491:2	492	492:2	493	493:2	494	494:2	496	498
1	Within the territory of a single settlement	1.1	Zone initiation of call from the Operator’s network	0.64		0.64		0.64		0.64		0.64		0.64		0.64
		1.2.	Zone initiation of call from the network of the Associated Operators	0.64		0.64		0.64		0.64		0.64		0.64		0.64
		1.3.	Zone termination of call to the Operator’s network	0.64		0.64		0.64		0.64		0.64		0.64		0.64
		1.4	Zone termination of call to the network of the Associated Operators	0.64		0.64		0.64		0.64		0.64		0.64		0.64
2	Beyond the territory of single settlement	2.1	Zone initiation of call from the Operator’s network		0.80		0.80		0.80		0.80		0.80		0.80		0.80	0.80	0.80
		2.2	Zone initiation of call from the network of the Associated Operators		0.80		0.80		0.80		0.80		0.80		0.80		0.80	0.80	0.80
		2.3	Zone termination of call to the Operator’s network		0.80		0.80		0.80		0.80		0.80		0.80		0.80	0.80	0.80
		2.4	Zone termination of call to the network of the Associated Operators		0.80		0.80		0.80		0.80		0.80		0.80		0.80	0.80	0.80

»

6.          Item 1 of Note of Appendix No. 1 to the Contract shall be amended as follows:

“1) In the course of settlements for rendered Service of zone initiation of call from the Operator’s network except for traffic through codes 80X, in addition to the accounting rate a compensation charge shall be levied which charge is established, as from January 01, 2006, in accordance with Order No. 729-c/3B of the RF Federal Tariff Service dated December 20, 2005, in the amount of 0.62 roubles per minute, and a compensation charge established, as from February 1, 2007 in accordance with Order of the RF Federal Tariff Service No. 261-c/2B dated November 17, 2006, in the amount of 0.50 rubles per minute”.

7.               Appendix No. 4 of the Contract shall be amended as follows:

Appendix No. 4
to Contract No. CF-00-00-1100(6480/05-DO)

dt. August 01, 2003

as amended by the Agreement dated January 01, 2006

Traffic Admission Services Report Form,

 Under Contract No.                   dt.

for                              month

This Report is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by                                                                      authorized to act by Power of attorney No.                                               dt.                      on the one part, and            OJSC CenterTelecom, hereinafter referred to as “Operator” represented by                                                                  ,                                                                                                                  acting on the ground of                                                                               , hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Operator to Rostelecom:

Services rendered by  the  Operator

Ref. No.	Description of the service	Measurement unit	Number	Service Tariff, roubles/pcs	Service Cost net VAT, roubles	VAT, roubles	Service Cost inc. VAT, roubles
1	2	3	4	5	6	7	8
1	Service of zone initiation of call from the Operator’s network within the territory of a single settlement
2	Service of zone initiation of call from another operator’s network within the territory of a single settlement
3	Service of zone termination of call to the Operator’s network within the territory of a single settlement
4	Service of zone termination of call to another operator’s network within the territory of a single settlement

5	Service of zone initiation of call from the Operator’s network beyond the territory of a single settlement
6	Service of zone initiation of call from another operator’s network beyond the territory of a single settlement
7	Service of zone termination of call to the Operator’s network beyond the territory of a single settlement
8	Service of zone termination of call to another operator’s network beyond the territory of a single settlement
9	Update of information on Subscribers of the Operator
10	Update of information on subscribers of Associated Operators
Total

The rendered services cost aggregated                  , including VAT               .

The services were presented properly and according to Contract terms.

Comment:

The Parties shall sign the Services Report on each Operator’s affiliate rendering services and Consolidated Report on services rendered in general by the Operator

For Rostelecom:	For Operator:

OAO Rostelecom	OJSC CenterTelecom

200	200

Seal here	Seal here

»

8.               Clause 5 of Appendix No. 5 of the Contract shall be amended as follows:

Rostelecom submits to the Operator monthly reports on the volume of the rendered Traffic admission Services, containing the data:

a) on the volume of the Services rendered for call initiation  from the Operator’s network within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks within the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volumes of the Services rendered for termination of call to the Operator’s network within the territory of a single settlement;

d) on the volumes of the Services rendered for termination of call to the Associated Operators’ networks within the territory of a single settlement;

e) on the volume of the Services rendered for call initiation  from the Operator’s network beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

f) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks beyond the territory of a single settlement including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

g) on the volumes of the Services rendered for termination of call to the Operator’s network beyond the territory of a single settlement ;

h) on the volumes of the Services rendered for zone termination of call to the Associated Operators’ networks beyond the territory of a single settlement”.

9.               All terms used in this Agreement have a meaning, fixed for them in the Contract.

10.         All the rest, not indicated in this Agreement, is subject to the provisions of the Contract.

11.         The agreement is issued in the Russian language in two original counterparts, one for  each Party.

12.         The Agreement shall become effective as of its date and shall remain in effect until the expiry of the Contract on connection of telecommunication networks  dated August 01, 2003. No. -00-00-1100(6480/05-) as amended by the Agreement  dated January 01, 2006. The Parties recognize that the terms and conditions of their Agreement, except for Clauses 1 and 2, shall apply to their relationships arising as from July 01, 2006.

13.         The Parties recognize that this Agreement, with regard to Clauses 1 and 2 of the Agreement, shall apply to relationships between the Parties arising as from January 01, 2007.

14.         Details and Signatures of the Parties

OAO Rostelecom: Legal address: 15, Dostoyevsky st., Saint Petersburg 191002 General Director	OJSC CenterTelecom: Legal address: 23, Proletarskaya st., Khimki, Moscow Region, 141400 General Director

D.Ye. Yerokhin	S.V.Pridantsev
2007	2007
Seal here	Seal here